EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, $0.00001 par value per share (the “Ordinary Shares”), of Yintech Investment Holdings Limited (the “Issuer”), and American Depositary Shares of the Issuer which may be exchanged for Ordinary Shares, and further agree that this Joint Filing Agreement be included as Exhibit A to such Schedule 13G. In evidence thereof, the undersigned hereby execute this agreement on this 31th day of January 2019.

PANHOU VALUE GROWTH FUND SPC, on its own behalf and in the name of, or by, or for the account of each of GLOBAL GROWTH SP and ASIA GROWTH SP

By:	/s/ Xiaoting Xie
Name:	Xiaoting Xie
Title:	Authorized Signatory

WEI RAN INVESTMENT MANAGEMENT COMPANY LIMITED

By:	/s/ Xiaoting Xie
Name:	Xiaoting Xie
Title:	Authorized Signatory

/s/ Xiaoting Xie
XIAOTING XIE